Exhibit 10.1

GUARANTEE

This Guarantee, dated as of February 17, 2016 (this “Guarantee”), is made by HNA Group Co., Ltd., a limited company under the laws of the People’s Republic of China (the “Guarantor”), in favor of Ingram Micro Inc., a Delaware corporation (the “Guaranteed Party”). Reference is hereby made to the Merger Agreement among Guaranteed Party, Tianjin Tianhai Investment Company, Ltd., a joint stock company existing under the laws of the People’s Republic of China and indirect Subsidiary of Guarantor (“Parent”), and GCL Acquisition, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), dated as of the date hereof (the “Merger Agreement”). Capitalized terms used herein, but not otherwise defined herein, have the meanings ascribed to them in the Merger Agreement.

1. Guarantee. To induce the Guaranteed Party to enter into the Merger Agreement, the Guarantor hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely a surety, guarantees to the Guaranteed Party, on the terms and subject to the conditions set forth herein, the due, complete and punctual payment, observance, performance and discharge of 100% of:

a) The obligation of Parent to pay, or cause to be paid, to the Guaranteed Party (i) the Parent Termination Fee in the event, and only in the event, that Parent becomes obligated to pay the Parent Termination Fee in accordance with the terms of Section 11.04(c) of the Merger Agreement and (ii) any amounts that are owed by Parent to the Company pursuant to Section 6.07 of the Merger Agreement; and

b) the obligations of Parent to pay the aggregate amounts contemplated by Sections 2.02 and 2.05 of the Merger Agreement, subject to the satisfaction of the conditions to the obligations of Parent under Sections 9.01 and 9.02 of the Merger Agreement, including all related costs and expenses of Parent and Merger Sub (such amount being Guarantor’s “Merger Consideration Obligations”) to the Guaranteed Party when due (if at all), and in the manner provided in the Merger Agreement.

The Guarantor’s obligations pursuant to the above subclauses (a) and (b) are hereinafter referred to as the “Guaranteed Obligations”. In no event shall the Guarantor be liable for Guaranteed Obligations in respect of both the Parent Termination Fee and the Merger Consideration Obligations; provided that the Guaranteed Party may pursue both the payment and performance, as the case may be, associated with either the Merger Consideration Obligations or the Parent Termination Fee, but shall not be entitled to receive both. The Guaranteed Party agrees that it and its Affiliates shall not assert any claim, directly or indirectly, that Guarantor is liable for an aggregate amount in excess of the Guaranteed Obligations. All payments hereunder shall be made in lawful money of the United States, in immediately available funds.

c) Subject to Section 2, notwithstanding anything that may be to the contrary herein, the Guarantor shall not be responsible for making any payment or performing any obligation in respect of the Guaranteed Obligations under circumstances in which Parent would not be required, pursuant to the terms of the Merger Agreement, to make such payment or perform such obligation, and the Guarantor shall be entitled to assert any defense of Parent to payment or performance under the Merger Agreement as a defense to payment or performance under this Guarantee in respect of the Guaranteed Obligations.

2.	Obligation to Assume the Parent’s Rights and Obligations under the Merger Agreement. If the Parent Shareholder Approval is not obtained at the Parent Shareholder Meeting or if, once obtained, any Parent Shareholder Approval becomes invalid or no longer effective or otherwise does not satisfy the condition set forth in Section 9.01(b) of the Merger Agreement (any such event, a “Parent Approval Failure”), then, automatically and without any further action by the Guarantor or the Guaranteed Party, the Guarantor shall assume all of the Parent’s rights and obligations under the Merger Agreement (the “Assumption”).

Upon the Assumption, the Guarantor shall (i) assume and be bound in respect of, all duties, liabilities, covenants, representations and warranties and other obligations (including, without limitation, all obligations and liabilities accrued as of the date of the Assumption whether or not payable at such time) of Parent under the Merger Agreement, mutatis mutandis and (ii) succeed to, and be substituted for, and may exercise every right and power of, Parent under the Merger Agreement, mutatis mutandis, with the same effect as if the Guarantor had been named therein instead of Parent from the date the Merger Agreement became effective; provided that (w) all provisions in the Merger Agreement relating to the SHSE Clearance or the Parent Shareholder Approval (including, without limitation, the Parent Board Resolutions and the Parent Shareholder Meeting) shall be deemed deleted in their entirety; provided that, Guarantor shall make at the time of the Assumption appropriate representations, warranties and covenants to the Company relating to Guarantor’s required corporate and regulatory approvals in connection with the transactions contemplated by the Assumption and the Merger Agreement, (x) the Guarantor shall take all actions necessary to promptly substitute a newly formed Delaware corporation that is a controlled subsidiary (direct or indirect) of the Guarantor to assume and be bound in respect of, all duties, liabilities, covenants, representations and warranties and other obligations (including, without limitation, all obligations and liabilities accrued as of the date of such substitution whether or not payable at such time) of Merger Subsidiary under the Merger Agreement, and such entity shall succeed to, and be substituted for, and may exercise every right and power of, Merger Subsidiary under the Merger Agreement, mutatis mutandis, with the same effect as if such entity had been named therein instead of Merger Subsidiary from the date the Merger Agreement became effective, (y) the Guarantor shall either (1) become a party to the Escrow Agreement in substitution of Parent or (2) enter into an escrow agreement on terms and conditions identical to the Escrow Agreement, mutatis mutandis, with the Company and the Escrow Agent (the “New Escrow Agreement”), in which case, Parent and the Company shall promptly cause the Escrow Agent to transfer all amounts deposited in the escrow account under the Escrow Agreement into the escrow account under the New Escrow Agreement and (z) the End Date shall be automatically extended by such number of days as have elapsed from the effective date of the Merger Agreement to the date of the Parent Approval Failure.

In connection with any Assumption, the Guaranteed Party and Guarantor shall execute such further documents, including any amendment of the Merger Agreement, and make such further assurances and take such further actions (including without limitation, in accordance with Section 8.01 of the Merger Agreement, the prompt filing of any notices, petitions, statements, registrations, submissions of information, applications or other documents required by any Governmental Authority) as may be necessary or reasonably requested to carry out more effectively the intent and purpose of the Assumption.

3. Terms of Guarantee.

(a) This Guarantee is one of payment, not just collection, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Parent, Merger Sub or any other Person or whether Parent, Merger Sub or any other Person is joined in any such action or actions.

(b) The liability of the Guarantor under this Guarantee shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i) any change in the corporate existence, structure or ownership of Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, liquidation or other similar proceeding of Parent or Merger Sub or affecting any of their assets;

(ii) any change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, the Guaranteed Obligations, any liability incurred directly or indirectly in respect thereof, or any amendment or waiver of or any consent to any departure from the terms of the Merger Agreement or the documents entered into in connection therewith, in each case, made in accordance with the terms thereof;

(iii) the existence of any claim, set-off or other right that the Guarantor may have at any time against Parent or Merger Sub, whether in connection with the Guaranteed Obligations or otherwise;

(iv) any lack or limitation of status or power, incapacity, disability or other legal limitation of Parent in respect of the Guaranteed Obligations; or

(v) any change in the law of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying, reducing or otherwise affecting the validity or enforceability of the Guaranteed Obligations or the obligations of the Guarantor in respect of the Guaranteed Obligations.

(c) In the event that the payment to the Guaranteed Party in respect of the Guaranteed Obligations, or a portion thereof, is rescinded or otherwise must be (and is) returned to the Guarantor for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligations as if such payment, or that portion, had not been made.

(d) To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses related to this Guarantee arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of the Guaranteed Obligations and all other notices of any kind, and any requirement that the Guaranteed Party exhaust any right, power or remedy or proceed against Parent, the Guarantor or any other Person, all defenses which may be available by virtue of any stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Parent or any other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under the Merger Agreement, which defenses shall be available to the Guarantor with respect to the Guaranteed Obligations, or breach by the Guaranteed Party of this Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from consummation of the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

(e) The Guarantor hereby covenants and agrees that it shall not institute, and shall cause its Affiliates to not institute, any action, suit or other proceeding or bring any other claim asserting that this Guarantee or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms.

(f) Except as explicitly set forth herein or in the Merger Agreement, the Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights in connection with the transactions contemplated by the Merger Agreement that it may now have or hereafter acquire against Parent or any other Person interested in the transactions contemplated by the Merger Agreement that arise from the existence, payment, performance, or enforcement of the Guarantor’s Guaranteed Obligations under or in respect of this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Parent or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Parent or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been paid in full in cash; provided, that the Guarantor shall have the right to cause any other Person to satisfy the Guaranteed Obligations to the Guaranteed Party hereunder.

(g) For the avoidance of doubt, this Section 3 shall not apply to Section 2.

4. Representations and Warranties. The Guarantor hereby represents and warrants with respect to itself that:

a) The Guarantor is a limited company duly organized and validly existing and in good standing (to the extent such concept is recognized) under the laws of its jurisdiction of organization.

b) This Guarantee has been duly and validly executed and constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. The execution, delivery and performance of this Guarantee has been duly authorized by all necessary action and does not and will not (1) contravene, violate or conflict with the organizational or governing documents of the Guarantor, (2) violate any Applicable Law or Order to which the Guarantor or any of its assets are subject, (3) require any consent or other action by any person under, constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in any breach of or give rise to any right of termination, cancellation, amendment or acceleration of, any material right or obligation of the Guarantor, except, with respect to clauses (2) and (3) above, for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations hereunder.

c) All required consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority is required in connection with the execution, delivery or performance of the Guarantee, except, in each case, as would not, individually or in the aggregate, adversely affect in any material respect the ability of the Guarantor to perform its material obligations hereunder.

d) The Guarantor has, and will have, the financial capacity to pay and perform its obligations under this Guarantee and cash or access to available funds in an amount not less than the Guaranteed Obligations for the Guarantor to fulfill its Guaranteed Obligations under this Guarantee for so long as this Guarantee shall remain in effect in accordance with Section 5 hereof.

5. Termination. This Guarantee shall terminate automatically and immediately and the Guarantor shall have no further obligations under this Guarantee (other than this Section 5 and Sections 7 through 15, all of which shall survive such termination) as of the earliest to occur of (i) the consummation of the Closing and the payment of the Merger Consideration; (ii) the date that is 6 months after the termination of the Merger Agreement, if the Guaranteed Party has not presented to the Guarantor a written notice of claim for payment hereunder by 5:00 pm (New York City time) on the final day of such six-month period or in the event such a claim has been made within such period, then the earliest to occur of (x) a final, non-appealable judgment of a Governmental Authority that the Merger Agreement was validly terminated in a circumstance where Parent would not be liable to make any payment under the Merger Agreement, (y) a written agreement among the Guarantor and the Guaranteed Party expressly terminating, in full, the obligations and liabilities of the Guarantor pursuant to this Guarantee, and (z) the date specified in clause (iii) below; and (iii) the date that either of the mutually exclusive Guaranteed Obligations have been indefeasibly performed and satisfied in full.

6. Continuing Guarantee. Except to the extent terminated pursuant to the provisions of Section 5 hereof, this Guarantee is a continuing one and shall remain in full force and effect until the payment and satisfaction in full of the Guaranteed Obligations, shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Guaranteed Party and its permitted successors, transferees and assigns. All obligations to which this Guarantee applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

7. Entire Agreement. This Guarantee, together with the Merger Agreement, constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, written or oral, between the Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other, with respect to the subject matter of this Guarantee.

8. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee shall be valid and binding unless it is in writing and signed by the party or each of the parties against whom the amendment or waiver is to be effective. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder except as explicitly set forth herein or in the Merger Agreement. Subject to the terms hereof and of the Merger Agreement, each and every right, remedy and power hereby granted to the Guaranteed Party or allowed to such party by law shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

9. Counterparts. This Guarantee may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Guarantee may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

10. Notices. All notices, requests, claims, demands and other communications hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first–class postage prepaid), addressed as follows:

If to the Guarantor:

HNA Group Co., Ltd.

29 Haixiu Road

Haikou, Hainan Province

People’s Republic of China

Attention:         Fang Yuan

Facsimile No.: +86-898-6673-9941

E-mail:             fang.yuan@hnair.com

with a copy to:

Weil, Gotshal & Manges LLP

29/F Alexandra House

18 Chater Road

Central, Hong Kong

Attention:         Akiko Mikumo

                          Charles Ching

Facsimile No.: +852-3015-9354

E-mail:             akiko.mikumo@weil.com

                          charles.ching@weil.com

and

Fangda Partners

27/F, North Tower, Beijing Kerry Centre

1 Guanghua Road, Chaoyang District

Beijing 100020

People’s Republic of China

Attention:         Fei Qiao

Facsimile No.: +86-10-5769-5788

E-mail:             fei.qiao@fangdalaw.com

If to the Guaranteed Party:

Ingram Micro Inc.
3351 Michelson Drive, Suite 100
Irvine, CA 92612
Attention:	Larry C. Boyd
Facsimile No.:	+1-714-566-9370
E-mail:	larry.boyd@ingrammicro.com

with a copy to:

Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
Attention:	Alan Denenberg
Stephen Salmon
Facsimile No.:	+1-650-752-3663
E-mail:	alan.denenberg@davispolk.com
stephen.salmon@davispolk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later.

11. Governing Law; Jurisdiction; Waiver of Jury Trial.

a) This Guarantee, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Guarantee or the negotiation, execution or performance of this Guarantee (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Guarantee) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of laws of another jurisdiction.

b) The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court shall not have or declines to accept jurisdiction over a particular matter, any federal court located in the State of Delaware or other Delaware state court), and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

c) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

d) Each of the parties hereto hereby consents to process being served by any party in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 10.

12. No Assignment. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party) and any such assignment without such consent shall be void ab initio. Any such assignment shall not relieve the Guarantor of its obligations under this Guarantee.

13. No Third Party Beneficiaries. The parties hereby agree that their respective representations, warranties, agreements and covenants set forth herein are solely for the benefit of the other parties hereto and their successors and permitted assigns, in accordance with and subject to the terms of this Guarantee, and this Guarantee is not intended to, and does not, confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder.

14. Severability. Any term or provision of this Guarantee that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable.

15. Headings. The headings contained in this Guarantee are for convenience purposes only and shall not in any way affect the meaning or interpretation hereof.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee as of the date first written above.

GUARANTOR:

HNA GROUP CO., LTD.

By:	/s/ Tan Xiangdong
	Name:	Tan Xiangdong
	Title:	Vice Chairman and Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE]

GUARANTEED PARTY:

INGRAM MICRO INC.

By:	/s/ Alain Monié
Name:	Alain Monié
Title:	Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE]